Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to 2,504,899 ordinary shares of Alvarion Ltd. (the “Company”) under the Company’s 2006 Global Share Based Incentive Plan, of our report dated March 29, 2007, with respect to the Company’s consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Tel Aviv, Israel
December 20, 2007